UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 28, 2013

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On March 28, 2013, South American Gold Corp. (“the Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with Asher Enterprises, Inc., a Delaware corporation (“Asher”), relating to the issuance and sale to Asher of an unsecured convertible promissory note (the “Note”) in a private transaction (the “Transaction”) with a principal amount of $32,500.

On April 4, 2013, the Company received net proceeds of $32,500 from the Transaction, which it intends to use to meet its short-term obligations and work requirements for the Baltimore Mine Project. The Purchase Agreement includes customary representations, warranties and covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement,  is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Extension of Promissory Notes

On April 4, 2013, the Company and Asher agreed to amend the already issued and outstanding convertible notes held by Asher to change the conversion rights as follows:

“ The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price…”

Convertible Promissory Note

In connection with the Transaction, the Company issued Asher the Note. Interest on the Note accrues at a rate of 8% annually and is to be paid with principal in full on the maturity date of January 2, 2014. The principal amount of the Note together with interest may be converted into shares of the Company's restricted at the option of the Asher at a conversion price equal to forty-five percent (45%) of the Market Price of the Company’s common stock during the 10 trading days prior to the conversion notice.

The Note contains a “blocker” provision limiting the number of shares of common stock into which the Note is convertible to 4.99% of the outstanding shares of the Company’s common stock. However, the blocker provision in the Note may be waived by Asher upon 61-days’ prior notice.

The Company has a right of prepayment of the Note anytime from the date of the Note until one hundred eighty (180) days thereafter, subject to a prepayment penalty in the amount of 140% to 150% of the outstanding principal and interest of the Note based on the date of prepayment.

The Note provides for customary events of default such as failing to timely make payment under the Note when due.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Form of Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, the Company issued a Note to Asher in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Asher is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act. The sale of the Note did not involve a public offering and was made without general solicitation or general advertising. Asher represented that it was an accredited investor and was acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Neither the Notes nor the underlying shares of Common Stock issuable upon the conversion of the Note have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibit is filed herewith.

Exhibit No.	Description

4.1	Convertible Promissory Note

10.1	Securities Purchase Agreement, dated March 28, 2013, between the Company and Asher Enterprises, Inc.

10.2	Amendment No. 1, dated April 4, 2013

10.3	Amendment No. 2, dated April 4, 2013

10.4	Amendment No. 3, dated April 4, 2013

10.5	Amendment No. 4, dated April 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 17, 2013

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer